SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _____________

FORM 8-K

 _____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 1, 2003

International Cosmetics Marketing Co.

(Exact Name of Registrant Specified in Charter)

Florida

0-27833

65-0598868

(State or Other Jurisdiction

(Commission File

(I.R.S. Employer

of Incorporation

Number

Identification No.)

6501 Congress Avenue, Suite 120

Boca Raton, Florida 33487

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (561) 999-8878

(Former Name or Former Address, If Changed Since Last Report)

Item 5.     Other Events and Regulation FD Disclosure.

Pursuant to the Exclusive License Agreement (the “Agreement”) between International Cosmetics Marketing Company (“ICM”) and Beverly Sassoon International, L.L.C, Ms. Beverly Sassoon, and Mr. Elan Sassoon (collectively referred to as “Sassoon”), ICM has notified Sassoon that they are in material breach of the Agreement. ICM has temporarily withheld, and will accrue, royalty payments to Sassoon until this matter is resolved amicably or through litigation.

Pursuant to the Distribution Agreement between ICM and Keen Ween International Enterprises Incorporated (“KW”), the Company’s distributor in the territory of China, ICM has notified KW that KW is in material breach of the Distribution Agreement due to the delay of a scheduled payment to ICM.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2003

By:  /s/ MARK PINVIDIC

President and Director

By:  /s/ NICO P. PRONK

President and Director

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